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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE - New York, NY, December 17, 1997 - Maidenform Worldwide, Inc., Maidenform, Inc. and NCC Industries, Inc. (OTC:NCCD) today announced the completion of the election of new Boards of Directors for each of them. NCC is 92.8% owned by Maidenform, Inc. The new Maidenform Worldwide, Inc., Maidenform, Inc. and NCC Industries, Inc. Boards of Directors consist of:

Joseph E. Heid, 51, of Greenwich, CT. President, Consumer International of Revlon, Inc. and former Senior Vice President of Sara Lee Corporation.

Charles M. Masson, 44, of New York, NY. Independent consultant and former head of the Financial Restructuring Group within Salomon Brothers, Inc.

Paul Mischinski, 43, of Winston-Salem, NC. President, Phoenix Partners and former President and CEO of The Bali Company.

Ted Stenger, 40, of New York, NY. CEO and President of Maidenform Worldwide, Inc., and principal with Jay Alix & Associates.

James A. Williams, 55, of High Point, NC. President and CEO of Great American Knitting Mills.

The Boards elected James A. Williams as Chairman.

Mr. Stenger said, "We are confident that the expertise brought to Maidenform and NCC will prove invaluable as the companies move to restore proifitability."

Maidenform is one of the largest privately-owned manufacturers of women's intimate apparel in the United States and in the world.

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CONTACT:  Don Nathan  212-484-7782